Filed Pursuant to Rule (424)(b)(3)
PROSPECTUS SUPPLEMENT NO. 7	Registration No. 333-257930
(to Prospectus dated August 12, 2021)

ASTRA SPACE, INC.

Primary Offering Of

15,333,303 Shares of Common Stock

Secondary Offering of

189,026,575 Shares of Common Stock

5,333,333 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated August 12, 2021 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-257930). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 9,999,970 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.50 per share (the “public warrants”) issued by Holicity Inc. (“Holicity”) in its initial public offering; and (ii) 5,333,333 shares of our Class A common stock that may be issued upon exercise of private placement warrants at an exercise price of $11.50 per share that were originally sold to X-icity Holdings Corporation (the “Sponsor”) in a private placement consummated simultaneously with Holicity’s IPO (the “private placement warrants” and, together with the public warrants, the “warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 5,333,333 private placement warrants; (ii) up to an aggregate of 5,333,333 shares of our Class A common stock that may be issued upon exercise of the private placement warrants held by the Selling Securityholders; (iii) up to an aggregate of 20,000,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) 7,500,000 shares of Class A common stock issued to the Sponsor prior to Holicity’s initial public offering and registered for sale by the Selling Securityholders; (v) up to an aggregate of 92,277,793 shares of Class A common stock that were issued to certain affiliates of Astra (collectively, the “Astra Affiliates”) pursuant to the Business Combination Agreement (as defined herein); (vi) up to an aggregate 56,239,188 shares of Class A common stock issuable upon conversion (on a one-for-one basis) of shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock”) held by certain Selling Securityholders and (vii) up to an aggregate of 7,676,261 shares of our Class A common stock issued in connection with our acquisition of Apollo Fusion, Inc. (“Apollo Fusion”), which closed on July 1, 2021 comprised of (x) 2,558,744 shares of our Class A common stock (the “Initial Apollo Shares”) issued to certain of the Selling Securityholders on July 1, 2021, in connection with our merger with Apollo Fusion, Inc. (“Apollo Fusion”) and (y) 5,117,517 additional shares of our Class A common stock (the “Additional Apollo Shares”) which may be issued to certain of the Selling Securityholders assuming (a) the achievement of all remaining performance milestones set forth in the Apollo Fusion Merger Agreement (as defined herein), (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the Apollo Fusion Merger Agreement, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the Selling Securityholders. The Additional Shares have not been earned and are not currently outstanding. The actual number of Additional Shares issued to the selling stockholders could be materially greater or less than 5,117,517 shares of Class A common stock depending whether and to what extent the future performance milestones are met and/or the actual average closing price of our Class A common stock at the time such milestones are achieved. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

Our common stock and warrants are listed on Nasdaq under the symbols “ASTR” and “ASTRW”, respectively. On September 3, 2021, the closing price of our common stock was $10.27 per share and the closing price of our warrants was $2.81 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 15 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 7, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	14-1916687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, Astra Space, Inc. (the “Company”) amended the employment agreements (the “Original Employment Agreements”) of Chris Kemp, its founder, chairman and chief executive officer, Adam London, its founder and chief technology officer, and Kelyn Brannon, its chief financial officer (collectively, the “Named Executive Officers”). A summary of the amendments follows:

•

The employment agreements of Messrs. Kemp and London were amended to allow the Company to offer and pay the Messrs. Kemp and London an annual bonus based on targets and performance metrics set by the Board. This provision was already in Ms. Brannon’s Original Employment Agreement.

•

The employment agreements of Mr. London and Ms. Brannon were amended to provide salary continuation and COBRA premium subsidy payments for a period of twelve (12) months in the case of a termination without “Cause” or resignation for “Good Reason” if the termination or resignation did not occur in connection with a “Change of Control.” Mr. London and Ms. Brannon’s Original Employment Agreements only provided for nine (9) months of salary continuation and COBRA premium subsidy payments. No change was required for Mr. Kemp’s Original Employment Agreement.

•

All of the Original Employment Agreements of the Named Executive Officers were amended to (i) revise the definitions of “Cause” and “Good Reason;” (ii) require a written resolution of the Board to terminate the employment of the Named Executive Officer; (iii) revise the definition of “Board” and certain related definitions to mean the board of directors of Astra Space, Inc. before a “Change of Control” and the board of directors or governing body of the “Ultimate Parent” after a “Change of Control;” (iv) modify the benefits received by the Named Executive Officer upon a termination without “Cause” or resignation for “Good Reason” to include, in addition to those benefits provided in the Original Employment Agreements, (X) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus) and (Y) accelerated vesting of all unvested equity awards; and (v) modify the benefits received by the Named Executive Officer upon a termination in connection with a “Change in Control” to include, in addition to those benefits provided in the Original Employment Agreements, the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus).

The foregoing summary of the terms and conditions of the amendments to each Named Executive Officer’s Original Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such First Amendment to Employment Agreement for each Named Executive Officer, which are filed as Exhibits 10.1 (Chris Kemp), 10.2 (Adam London) and 10.3 (Kelyn Brannon) and incorporated in this current report on Form 8-k by reference. Terms that are defined in the Original Employment Agreements or the amendments to the Original Employment Agreements are indicated by quotation marks (for example, “Good Reason”) and have the meanings of those terms as set forth in the Original Employment Agreements or amendments to the Original Employment Agreements (as applicable).

Item 8.01 Other Events.

On September 1, 2021, the Company amended the employment agreement (the “Attiq Original Employment Agreement”) of Martin Attiq, its chief business officer, as follows: (a) to allow the Company to offer and pay Mr. Attiq an annual bonus based on targets and performance metrics set by the Board; (b) to set forth Mr. Attiq’s eligibility to participate in the Company’s long term incentive plan, subject to the approval of the Board; (c) to provide salary continuation and COBRA premium subsidy payments for a period of twelve (12) months in the case of a termination without “Cause” or for “Good Reason” as the Attiq Original Employment Agreement provided for nine (9) months; (d) to revise the definitions of “Cause” and “Good Reason;” (e) to require a written resolution of the Board to terminate the employment of Mr. Attiq; (f) to revise the definition of “Board” and certain related definitions to mean the board of directors of Astra Space, Inc. before a “Change of Control” and the board of directors or governing body of the “Ultimate Parent” after a “Change of Control;” (g) to modify the benefits received by Mr. Attiq upon a termination without “Cause” or resignation for “Good Reason” to include, in addition to those benefits provided in the Attiq Original Employment Agreement, (X) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus) and (Y) accelerated vesting of all unvested equity awards; and (h) modify the benefits received by Mr. Attiq upon a termination in connection with a “Change in Control” to include, in addition to those benefits provided in the Attiq Original Employment Agreement, the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus).

The foregoing summary of the terms and conditions of the amendment to the Attiq Original Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such First Amendment to Employment Agreement of Martin Attiq, which is filed as Exhibit 10.4 and incorporated in this current report on Form 8-k by reference. Terms that are defined in the Attiq Original Employment Agreement or the amendment to the Attiq Original Employment Agreement are indicated by quotation marks (for example, “Good Reason”) and have the meanings of those terms as set forth in the Attiq Original Employment Agreement or amendments to the Attiq Original Employment Agreement (as applicable).

Also, on September 1, 2021, the Company entered into an Employment Agreement (the “Lyon Employment Agreement”) with Benjamin Lyon to continue serving as the Company’s Chief Engineer and Executive Vice President of Engineering and Operations. Under the terms of the Lyon Employment Agreement, Mr. Lyon will continue to be paid an annual base salary of $500,000. The Lyon Employment Agreement further provides that Mr. Lyon’s base salary will not be lower than any other employee in the Company other than its chief executive officer, Chris Kemp, and that if the Company decides to employ a chief operating officer that Mr. Lyon will first be offered that position. In addition, the Lyon Employment Agreement provides that if Mr. Lyon’s employment is terminated by the Company without “Cause” or by Mr. Lyon for “Good Reason”, other than in connection with a Change of Control, Mr. Lyon will be entitled to severance consisting of (i) twelve months’ salary continuation; (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus); (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination; and (iv) accelerated vesting of unvested equity awards. If the qualifying termination occurs within the three months prior to or twelve months following a “Change of Control,” the severance will instead consist of (i) twelve months’ salary continuation); (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus; (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to twelve months following termination; and (iv) accelerated vesting of unvested equity awards.

In either case, the Company’s obligation to make the severance payments, and Mr. Lyon’s right to retain the same, is wholly conditioned on Mr. Lyon providing a general release of claims in favor of the Company and continuing to comply with his obligations under the Lyon Employment Agreement, including the restrictive covenants. Specifically, the Lyon Employment Agreement contains (i) a perpetual confidentiality covenant; (ii) an assignment of intellectual property covenant; (iii) non-competition and non-solicitation of business partners covenants during the course of employment; (iv) a non-solicitation covenant with respect to employees and other service providers during the course of employment and for twelve months thereafter; and (v) a non-disparagement obligation.

The foregoing summary of the terms and conditions of the Lyon Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Lyon Employment Agreement, which is filed as Exhibit 10.5 and incorporated in this current report on Form 8-k by reference. Terms that are defined in the Lyon Employment Agreement are indicated by quotation marks (for example, “Good Reason”) and have the meanings of those terms as set forth in the Lyon Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement of Chris Kemp dated September 1, 2021

10.2	First Amendment to Employment Agreement of Adam London dated September 1, 2021

10.3	First Amendment to Employment Agreement of Kelyn Brannon dated September 1, 2021

10.4	First Amendment to Employment Agreement of Martin Attiq dated September 1, 2021

10.5	Employment Agreement of Benjamin Lyon dated September 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2021	Astra Space, Inc.

	By:	/s/ Kelyn J. Brannon
	Name:	Kelyn J. Brannon
	Title:	Chief Financial Officer

Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made, entered into and effective as of September 1, 2021 (the “Amendment Effective Date”), by and among Astra Space Operations, Inc. f/k/a Astra Space, Inc., a Delaware corporation (the “Company”), and CHRIS KEMP (the “Executive”).

RECITALS

A.

The Company and the Executive entered into that certain Employment Agreement (the “Employment Agreement”) on February 1, 2021, to be effective as of the Closing Date (as defined in the Business Combination Agreement by and between Holicity Inc., Holicity Merger Sub Inc. and the Company, dated February 1, 2021.

B.	The Closing Date was June 30, 2021.

C.	The Company and the Executive desire to amend certain terms and provisions of the Employment Agreement as more fully set forth in this Amendment.

D.	Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to those terms in the Employment Agreement.

AGREEMENT

In consideration of the foregoing recitals, the mutual promises and covenant set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1. Amendments to Article 2 of the Employment Agreement.

a. A new section 2.4 is hereby added and incorporated into the Employment Agreement to read as follows:

2.4. Annual Bonus. The Executive will be eligible to earn an annual bonus (the “Annual Bonus”) for each fiscal year completed during the Executive’s employment hereunder. The actual amount of any Annual Bonus will be determined by the Board in its discretion, based on financial, operational, individual and/or other targets established by the Board. In order to be eligible to receive any Annual Bonus hereunder, the Executive must be employed through the date such Annual Bonus is paid, except as otherwise provided in Section 5.2.

b. Section 2.4 in the Employment Agreement is hereby renumbered consecutively as Section 2.5.

2. Amendments to Article 4 of the Employment Agreement. Sections 4.1 through 4.3 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

4.1 In General. The Executive’s employment may be terminated by the Company or by the Executive at any time upon sixty (60) days’ prior written notice to the other party; provided, however, that the Board may elect to waive such notice period or any portion thereof, in which case the Company will continue to pay the Base Salary for that portion of the notice period so waived. For clarity, the Company may only terminate the Executive’s employment through a resolution of the Board.

4.2 Termination by the Company for Cause. Notwithstanding the provisions of Section 4.1, the Company may terminate the Executive’s employment immediately for Cause upon written notice to the Executive setting forth in reasonable detail the nature of the Cause. For purposes of this Agreement, “Cause” means the occurrence of any of the following, as determined by the Board in its reasonable judgment: (i) the Executive’s willful and material failure to perform (other than by reason of disability), or substantial misconduct in the performance of, the Executive’s duties and responsibilities for the Company or any of its Affiliates which causes material harm to the Company; (ii) the Executive’s material and demonstrable breach of any provision of Section 3 or any other confidentiality, invention assignment or other restrictive covenant obligation set forth in any written agreement by and between the Executive and the Company or any of its Affiliates;(iii) the Executive’s material and demonstrable breach of any other provision of this Agreement or any other written agreement by and between the Executive and the Company or any of its Affiliates; (iv) the Executive’s willful and material violation of any applicable policy or code of conduct of the Company or any of its Affiliates, which violation causes material reputational or financial harm to the Company; or (v) the Executive’s indictment for, or plea of nolo contendere to, any felony or any crime involving moral turpitude. Notwithstanding anything to the contrary in the foregoing, a circumstance otherwise giving rise to Cause pursuant to the foregoing clause (i), (ii), (iii) or (iv), (X) if capable of cure, will not constitute Cause if cured by the Executive within twenty (20) days following the Company’s notice to the Executive thereof; provided, however, that the Company will not be required to provide any such notice or opportunity to cure with respect to any subsequent substantially similar or related conduct and (Y) for purposes of this definition, no act or failure to act on the part of Executive shall be considered “willful” unless the Board believes in good faith that such action or omission was done, or omitted to be done, by Executive in bad faith or without the reasonable belief that Executive’s action or omission was in the best interest of the Company.

4.3 Resignation by the Executive for Good Reason. Notwithstanding the provisions of Section 4.1, the Executive may terminate the Executive’s employment for Good Reason upon written notice to the Company setting forth in reasonable detail the nature of the circumstances constituting Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the Executive’s consent: (i) a reduction in Base Salary of more than five percent (5%), other than an across-the-board reduction applicable to similarly situated executives of the Company; (ii) a permanent relocation of the Executive’s principal place of business that increases the Executive’s commute by more than twenty (20) miles in a single direction; (iii) Company effects a reduction in Executive’s title as Chief

Executive Officer or position as the most senior executive of Company and its direct Parent, Astra Space, Inc.; (iv) Company causes Executive to report to any individual or group, other than the Board, or (v) any material adverse change in Executive’s duties, responsibilities or authority as of the date of this Agreement or the assignment to Executive of duties or responsibilities that are materially inconsistent with Executive’s position as the most senior executive of the Company, which is not substantially remedied by the Company during the applicable cure period; provided, in each case, that (x) the Executive provides the Company with written notice of the circumstance constituting Good Reason within twenty (20) days following the Executive’s first knowledge thereof, (y) the Company fails to cure such circumstance within twenty (20) days following the receipt of such notice and (z) the Executive actually terminates employment within twenty (20) days following the expiration of such cure period.

3. Amendments to Article 5 of the Employment Agreement. Sections 5.1 through 5.2 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

5.1 Final Compensation. In the event of termination of the Executive’s employment with the Company, howsoever occurring, the Company will pay the Executive (i) the Base Salary for the final payroll period of the Executive’s employment, through the date the Executive’s employment terminates (the “Termination Date”); (ii) payment of any earned, but unpaid Annual Bonus for the fiscal year preceding the year in which the termination occurs; (iii) compensation at the rate of the Base Salary for any vacation time accrued in accordance with the policies of the Company but not used as of the Termination Date; and (iv) reimbursement, in accordance with Section 2.5 hereof, for business expenses incurred by the Executive but not yet paid to the Executive as of the Termination Date, provided that the Executive submits all expenses and supporting documentation required within sixty (60) days of the Termination Date and that such expenses are reimbursable under Company policies then in effect (all of the foregoing, the “Final Compensation”). Except as otherwise provided in the foregoing clause (iv), the Final Compensation will be paid to the Executive immediately upon termination of employment.

5.2 Severance Payments. In the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, subject to the provisions of Section 5.3, the Company will pay the Executive, in addition to the Final Compensation, severance payments as provided in this Section 5.2 (collectively, the “Severance Payments”).

(a) Termination Other than in Connection with a Change of Control. Except as otherwise provided in Section 5.2(b), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary, plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under the Consolidated Omnibus Budget Reconciliation Act or similar state law

(“COBRA”) and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date (as defined below).

(b) Termination in Connection with a Change of Control. Notwithstanding the provisions of Section 5.2(a), in the event such termination occurs within the three (3) months prior to or twelve (12) months following the date of a Change of Control (and in the case of a termination by the Company without Cause that occurs prior to such Change of Control, solely to the extent such termination results from the request of another party to the Change of Control transaction), the Severance Payments will include (i) payment in an amount equal to (X) twenty-four (24) months’ Base Salary plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twenty-four (24) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under COBRA and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) eighteen (18) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date.

4. Amendments to Article 6 of the Employment Agreement.

a. The definitions of “Affiliate,” “Board” and “Change of Control” are deleted in their entirety and amended and restated to read as follows:

“Affiliate” means any Person “controlling,” “controlled by” or “under common control” with the Company, where “control,” in each instance, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management authority or otherwise.

“Board” means the board of directors of the Company’s Parent, Astra Space, Inc., a Delaware corporation, or a committee thereof, and, in the event of a Change of Control, the board of directors of the Ultimate Parent.

“Change of Control” has the meaning ascribed to such term in Astra Space, Inc. 2021 Omnibus Incentive Plan.”

b. New definitions of “Parent,” “Subsidiary” and “Ultimate Parent” are inserted into Article 6 of the Employment Agreement in appropriate alphabetical order to read as follows:

“Parent” means a Person who control another Person, where “controls” has the meaning set forth in the definition of Affiliates herein.

“Subsidiary” means a Person that is controlled by another Person, where “controlled by” has the meaning set forth in the definition of Affiliates herein.

“Ultimate Parent” means, in relation to the Company, a Parent of the Company who is not a Subsidiary of another Person.

5. Continuation of Employment Agreement. Except otherwise amended in this Amendment, the Employment Agreement is hereby ratified in all respects and shall continue in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts (and may be delivered by email or other electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7. Governing Law. This Amendment shall be governed by the laws of the state of California without reference to its conflicts of law principles.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the Amendment Effective Date.

ASTRA SPACE OPERATIONS, INC.
f/k/a Astra Space, Inc.

/s/ Kelyn Brannon
By:	Kelyn Brannon
Its:	Chief Financial Officer

/s/ Chris Kemp
CHRIS KEMP

[Signature page to First Amendment to Employment Agreement]

Exhibit 10.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made, entered into and effective as of September 1, 2021 (the “Amendment Effective Date”), by and among Astra Space Operations, Inc. f/k/a Astra Space, Inc., a Delaware corporation (the “Company”), and ADAM LONDON (the “Executive”).

RECITALS

A.

The Company and the Executive entered into that certain Employment Agreement (the “Employment Agreement”) on February 1, 2021, to be effective as of the Closing Date (as defined in the Business Combination Agreement by and between Holicity Inc., Holicity Merger Sub Inc. and the Company, dated February 1, 2021.

B.	The Closing Date was June 30, 2021.

C.	The Company and the Executive desire to amend certain terms and provisions of the Employment Agreement as more fully set forth in this Amendment.

D.	Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to those terms in the Employment Agreement.

AGREEMENT

In consideration of the foregoing recitals, the mutual promises and covenant set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1. Amendments to Article 2 of the Employment Agreement.

a. A new section 2.4 is hereby added and incorporated into the Employment Agreement to read as follows:

2.4. Annual Bonus. The Executive will be eligible to earn an annual bonus (the “Annual Bonus”) for each fiscal year completed during the Executive’s employment hereunder. The actual amount of any Annual Bonus will be determined by the Board in its discretion, based on financial, operational, individual and/or other targets established by the Board. In order to be eligible to receive any Annual Bonus hereunder, the Executive must be employed through the date such Annual Bonus is paid, except as otherwise provided in Section 5.2.

b. Section 2.4 in the Employment Agreement is hereby renumbered consecutively as Section 2.5.

2. Amendments to Article 4 of the Employment Agreement. Sections 4.1 through 4.3 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

4.1 In General. The Executive’s employment may be terminated by the Company or by the Executive at any time upon sixty (60) days’ prior written notice to the other party; provided, however, that the Board may elect to waive such notice period or any portion thereof, in which case the Company will continue to pay the Base Salary for that portion of the notice period so waived. For clarity, the Company may only terminate the Executive’s employment through a resolution of the Board.

4.2 Termination by the Company for Cause. Notwithstanding the provisions of Section 4.1, the Company may terminate the Executive’s employment immediately for Cause upon written notice to the Executive setting forth in reasonable detail the nature of the Cause. For purposes of this Agreement, “Cause” means the occurrence of any of the following, as determined by the Board in its reasonable judgment: (i) the Executive’s willful and material failure to perform (other than by reason of disability), or substantial misconduct in the performance of, the Executive’s duties and responsibilities for the Company or any of its Affiliates which causes material harm to the Company; (ii) the Executive’s material and demonstrable breach of any provision of Section 3 or any other confidentiality, invention assignment or other restrictive covenant obligation set forth in any written agreement by and between the Executive and the Company or any of its Affiliates;(iii) the Executive’s material and demonstrable breach of any other provision of this Agreement or any other written agreement by and between the Executive and the Company or any of its Affiliates; (iv) the Executive’s willful and material violation of any applicable policy or code of conduct of the Company or any of its Affiliates, which violation causes material reputational or financial harm to the Company; or (v) the Executive’s indictment for, or plea of nolo contendere to, any felony or any crime involving moral turpitude. Notwithstanding anything to the contrary in the foregoing, a circumstance otherwise giving rise to Cause pursuant to the foregoing clause (i), (ii), (iii) or (iv), (X) if capable of cure, will not constitute Cause if cured by the Executive within twenty (20) days following the Company’s notice to the Executive thereof; provided, however, that the Company will not be required to provide any such notice or opportunity to cure with respect to any subsequent substantially similar or related conduct and (Y) for purposes of this definition, no act or failure to act on the part of Executive shall be considered “willful” unless the Board believes in good faith that such action or omission was done, or omitted to be done, by Executive in bad faith or without the reasonable belief that Executive’s action or omission was in the best interest of the Company.

4.3 Resignation by the Executive for Good Reason. Notwithstanding the provisions of Section 4.1, the Executive may terminate the Executive’s employment for Good Reason upon written notice to the Company setting forth in reasonable detail the nature of the circumstances constituting Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the Executive’s consent: (i) a reduction in Base Salary of more than five percent (5%), other than an across-the-board reduction applicable to similarly situated executives of the Company; (ii) a permanent relocation of the Executive’s principal place of business that increases the Executive’s commute by more than twenty (20) miles in a single direction; (iii) Company effects a reduction in Executive’s title as Chief

Technology Officer or position as a leader of the functions over which Executive has management oversight and control on behalf of the Company and its Parent, Astra Space, Inc., as of the Amendment Effective Date (collectively, the “Functions”); (iv) Company causes Executive to report to any individual or group, other than the Chief Executive Officer of the Company prior to a Change of Control and the chief executive officer of the Ultimate Parent after a Change of Control, or (v) any material adverse change in Executive’s duties, responsibilities or authority as of the date of this Agreement or the assignment to Executive of duties or responsibilities that are materially inconsistent with Executive’s position as leader of the Functions, which is not substantially remedied by the Company during the applicable cure period; provided, in each case, that (x) the Executive provides the Company with written notice of the circumstance constituting Good Reason within twenty (20) days following the Executive’s first knowledge thereof, (y) the Company fails to cure such circumstance within twenty (20) days following the receipt of such notice and (z) the Executive actually terminates employment within twenty (20) days following the expiration of such cure period.

3. Amendments to Article 5 of the Employment Agreement. Sections 5.1 through 5.2 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

5.1 Final Compensation. In the event of termination of the Executive’s employment with the Company, howsoever occurring, the Company will pay the Executive (i) the Base Salary for the final payroll period of the Executive’s employment, through the date the Executive’s employment terminates (the “Termination Date”); (ii) payment of any earned, but unpaid Annual Bonus for the fiscal year preceding the year in which the termination occurs; (iii) compensation at the rate of the Base Salary for any vacation time accrued in accordance with the policies of the Company but not used as of the Termination Date; and (iv) reimbursement, in accordance with Section 2.5 hereof, for business expenses incurred by the Executive but not yet paid to the Executive as of the Termination Date, provided that the Executive submits all expenses and supporting documentation required within sixty (60) days of the Termination Date and that such expenses are reimbursable under Company policies then in effect (all of the foregoing, the “Final Compensation”). Except as otherwise provided in the foregoing clause (iv), the Final Compensation will be paid to the Executive immediately upon termination of employment.

5.2 Severance Payments. In the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, subject to the provisions of Section 5.3, the Company will pay the Executive, in addition to the Final Compensation, severance payments as provided in this Section 5.2 (collectively, the “Severance Payments”).

(a) Termination Other than in Connection with a Change of Control. Except as otherwise provided in Section 5.2(b), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary, plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under the Consolidated Omnibus Budget Reconciliation Act or similar state law (“COBRA”) and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date (as defined below).

(b) Termination in Connection with a Change of Control. Notwithstanding the provisions of Section 5.2(a), in the event such termination occurs within the three (3) months prior to or twelve (12) months following the date of a Change of Control (and in the case of a termination by the Company without Cause that occurs prior to such Change of Control, solely to the extent such termination results from the request of another party to the Change of Control transaction), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under COBRA and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date.

4. Amendments to Article 6 of the Employment Agreement.

a. The definitions of “Affiliate,” “Board” and “Change of Control” are deleted in their entirety and amended and restated to read as follows:

“Affiliate” means any Person “controlling,” “controlled by” or “under common control” with the Company, where “control,” in each instance, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management authority or otherwise.

“Board” means the board of directors of the Company’s Parent, Astra Space, Inc., a Delaware corporation, or a committee thereof, and, in the event of a Change of Control, the board of directors of the Ultimate Parent.

“Change of Control” has the meaning ascribed to such term in Astra Space, Inc. 2021 Omnibus Incentive Plan.”

b. New definitions of “Parent,” “Subsidiary” and “Ultimate Parent” are inserted into Article 6 of the Employment Agreement in appropriate alphabetical order to read as follows:

“Parent” means a Person who control another Person, where “controls” has the meaning set forth in the definition of Affiliates herein.

“Subsidiary” means a Person that is controlled by another Person, where “controlled by” has the meaning set forth in the definition of Affiliates herein.

“Ultimate Parent” means, in relation to the Company, a Parent of the Company who is not a Subsidiary of another Person.

5. Continuation of Employment Agreement. Except otherwise amended in this Amendment, the Employment Agreement is hereby ratified in all respects and shall continue in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts (and may be delivered by email or other electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7. Governing Law. This Amendment shall be governed by the laws of the state of California without reference to its conflicts of law principles.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the Amendment Effective Date.

ASTRA SPACE OPERATIONS, INC.
f/k/a Astra Space, Inc.

/s/ Chris Kemp
By:	Chris Kemp
Its:	Chief Executive Officer

/s/ Adam London
ADAM LONDON

[Signature page to First Amendment to Employment Agreement]

Exhibit 10.3

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made, entered into and effective as of September 1, 2021 (the “Amendment Effective Date”), by and among Astra Space Operations, Inc. f/k/a Astra Space, Inc., a Delaware corporation (the “Company”), and KELYN BRANNON (the “Executive”).

RECITALS

A.

The Company and the Executive entered into that certain Employment Agreement (the “Employment Agreement”) on February 1, 2021, to be effective as of the Closing Date (as defined in the Business Combination Agreement by and between Holicity Inc., Holicity Merger Sub Inc. and the Company, dated February 1, 2021.

B.	The Closing Date was June 30, 2021.

C.	The Company and the Executive desire to amend certain terms and provisions of the Employment Agreement as more fully set forth in this Amendment.

D.	Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to those terms in the Employment Agreement.

AGREEMENT

In consideration of the foregoing recitals, the mutual promises and covenant set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1. Amendments to Article 4 of the Employment Agreement. Sections 4.1 through 4.3 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

4.1 In General. The Executive’s employment may be terminated by the Company or by the Executive at any time upon sixty (60) days’ prior written notice to the other party; provided, however, that the Board may elect to waive such notice period or any portion thereof, in which case the Company will continue to pay the Base Salary for that portion of the notice period so waived. For clarity, the Company may only terminate the Executive’s employment through a resolution of the Board.

4.2 Termination by the Company for Cause. Notwithstanding the provisions of Section 4.1, the Company may terminate the Executive’s employment immediately for Cause upon written notice to the Executive setting forth in reasonable detail the nature of the Cause. For purposes of this Agreement, “Cause” means the occurrence of any of the following, as determined by the Board in its reasonable judgment: (i) the Executive’s willful and material failure to perform (other than by reason of disability), or substantial misconduct in the performance of, the Executive’s duties and responsibilities for the Company or any of its Affiliates which causes material harm to the Company; (ii) the Executive’s material and demonstrable breach of any provision of Section 3 or any other confidentiality, invention assignment or other restrictive covenant obligation set forth in any written agreement by and between the Executive and the Company or any of its Affiliates;(iii) the Executive’s material and demonstrable breach of any other provision of this Agreement or any other written agreement by and between the Executive and the Company or any of its Affiliates; (iv) the Executive’s willful and material violation of any applicable policy or code of conduct of the Company or any of its Affiliates, which violation causes material reputational or financial harm to the Company; or (v) the Executive’s indictment for, or plea of nolo contendere to, any felony or any crime involving moral turpitude. Notwithstanding anything to the contrary in the foregoing, a circumstance otherwise giving rise to Cause pursuant to the foregoing clause (i), (ii), (iii) or (iv), (X) if capable of cure, will not constitute Cause if cured by the Executive within twenty (20) days following the Company’s notice to the Executive thereof; provided, however, that the Company will not be required to provide any such notice or opportunity to cure with respect to any subsequent substantially similar or related conduct and (Y) for purposes of this definition, no act or failure to act on the part of Executive shall be considered “willful” unless the Board believes in good faith that such action or omission was done, or omitted to be done, by Executive in bad faith or without the reasonable belief that Executive’s action or omission was in the best interest of the Company.

4.3 Resignation by the Executive for Good Reason. Notwithstanding the provisions of Section 4.1, the Executive may terminate the Executive’s employment for Good Reason upon written notice to the Company setting forth in reasonable detail the nature of the circumstances constituting Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the Executive’s consent: (i) a reduction in Base Salary of more than five percent (5%), other than an across-the-board reduction applicable to similarly situated executives of the Company; (ii) a permanent relocation of the Executive’s principal place of business that increases the Executive’s commute by more than twenty (20) miles in a single direction; (iii) Company effects a reduction in Executive’s title as Chief Financial Officer or position as leader of the functions over which Executive has management oversight and control on behalf of the Company and its Parent, Astra Space, Inc., as of the Amendment Effective Date (collectively, the “Functions”); (iv) Company causes Executive to report to any individual or group, other than the Chief Executive Officer of the Company prior to a Change of Control and the chief executive officer of the Ultimate Parent after a Change of Control, or (v) any material adverse change in Executive’s duties, responsibilities or authority as of the date of this Agreement or the assignment to Executive of duties or responsibilities that are materially inconsistent with Executive’s position as the leader of the Functions, which is not substantially remedied by the Company during the applicable cure period; provided, in each case, that (x) the Executive provides the Company with written notice of the circumstance constituting Good Reason within twenty (20) days following the Executive’s first knowledge thereof, (y) the Company fails to cure such circumstance within twenty (20) days following the receipt of such notice and (z) the Executive actually terminates employment within twenty (20) days following the expiration of such cure period.

2. Amendments to Article 5 of the Employment Agreement. Sections 5.1 through 5.2 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

5.1 Final Compensation. In the event of termination of the Executive’s employment with the Company, howsoever occurring, the Company will pay the Executive (i) the Base Salary for the final payroll period of the Executive’s employment, through the date the Executive’s employment terminates (the “Termination Date”); (ii) payment of any earned, but unpaid Annual Bonus for the fiscal year preceding the year in which the termination occurs; (iii) compensation at the rate of the Base Salary for any vacation time accrued in accordance with the policies of the Company but not used as of the Termination Date; and (iv) reimbursement, in accordance with Section 2.5 hereof, for business expenses incurred by the Executive but not yet paid to the Executive as of the Termination Date, provided that the Executive submits all expenses and supporting documentation required within sixty (60) days of the Termination Date and that such expenses are reimbursable under Company policies then in effect (all of the foregoing, the “Final Compensation”). Except as otherwise provided in the foregoing clause (iv), the Final Compensation will be paid to the Executive immediately upon termination of employment.

5.2 Severance Payments. In the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, subject to the provisions of Section 5.3, the Company will pay the Executive, in addition to the Final Compensation, severance payments as provided in this Section 5.2 (collectively, the “Severance Payments”).

(a) Termination Other than in Connection with a Change of Control. Except as otherwise provided in Section 5.2(b), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary, plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under the Consolidated Omnibus Budget Reconciliation Act or similar state law (“COBRA”) and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date (as defined below).

(b) Termination in Connection with a Change of Control. Notwithstanding the provisions of Section 5.2(a), in the event such termination occurs within the three (3) months prior to or twelve (12) months following the date of a Change of Control (and in the case of a termination by the Company without Cause that occurs prior to such Change of Control, solely to the extent such termination results from the request of another party to the Change of Control transaction), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary “plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases,” payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under COBRA and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date.

3. Amendments to Article 6 of the Employment Agreement.

a. The definitions of “Affiliate,” “Board” and “Change of Control” are deleted in their entirety and amended and restated to read as follows:

“Affiliate” means any Person “controlling,” “controlled by” or “under common control” with the Company, where “control,” in each instance, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management authority or otherwise.

“Board” means the board of directors of the Company’s Parent, Astra Space, Inc., a Delaware corporation, or a committee thereof, and, in the event of a Change of Control, the board of directors of the Ultimate Parent.

“Change of Control” has the meaning ascribed to such term in Astra Space, Inc. 2021 Omnibus Incentive Plan.”

b. New definitions of “Parent,” “Subsidiary” and “Ultimate Parent” are inserted into Article 6 of the Employment Agreement in appropriate alphabetical order to read as follows:

“Parent” means a Person who control another Person, where “controls” has the meaning set forth in the definition of Affiliates herein.

“Subsidiary” means a Person that is controlled by another Person, where “controlled by” has the meaning set forth in the definition of Affiliates herein.

“Ultimate Parent” means, in relation to the Company, a Parent of the Company who is not a Subsidiary of another Person.

4. Continuation of Employment Agreement. Except otherwise amended in this Amendment, the Employment Agreement is hereby ratified in all respects and shall continue in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts (and may be delivered by email or other electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6. Governing Law. This Amendment shall be governed by the laws of the state of California without reference to its conflicts of law principles.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the Amendment Effective Date.

ASTRA SPACE OPERATIONS, INC.
f/k/a Astra Space, Inc.

/s/ Chris Kemp
By:	Chris Kemp
Its:	Chief Executive Officer

/s/ Kelyn Brannon
KELYN BRANNON

[Signature page to First Amendment to Employment Agreement]

Exhibit 10.4

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made, entered into and effective as of September 1, 2021 (the “Amendment Effective Date”), by and among Astra Space Operations, Inc. f/k/a Astra Space, Inc., a Delaware corporation (the “Company”), and MARTIN ATTIQ (the “Executive”).

RECITALS

A.

The Company and the Executive entered into that certain Employment Agreement (the “Employment Agreement”) on February 1, 2021, to be effective as of the Closing Date (as defined in the Business Combination Agreement by and between Holicity Inc., Holicity Merger Sub Inc. and the Company, dated February 1, 2021.

B.	The Closing Date was June 30, 2021.

C.	The Company and the Executive desire to amend certain terms and provisions of the Employment Agreement as more fully set forth in this Amendment.

D.	Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to those terms in the Employment Agreement.

AGREEMENT

In consideration of the foregoing recitals, the mutual promises and covenant set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1. Amendments to Article 2 of the Employment Agreement.

a. A new section 2.4 is hereby added and incorporated into the Employment Agreement to read as follows:

2.4. Annual Bonus. The Executive will be eligible to earn an annual bonus (the “Annual Bonus”) for each fiscal year completed during the Executive’s employment hereunder. The actual amount of any Annual Bonus will be determined by the Board in its discretion, based on financial, operational, individual and/or other targets established by the Board. In order to be eligible to receive any Annual Bonus hereunder, the Executive must be employed through the date such Annual Bonus is paid, except as otherwise provided in Section 5.2.

b. Section 2.4 in the Employment Agreement is hereby renumbered consecutively as Section 2.5.

c. A new Section 2.6 is inserted into the Employment Agreement to read as follows:

2.6 Participation in Long-Term Incentive Plan. Executive will be eligible to participate in the Company’s Long-Term Incentive Program (“LTIP-1”). The Board shall determine the portion of the LTIP-1 that will be allocated to Executive (“LTIP Grant”). The LTIP Grant will be awarded based on a plan to be developed by the Board. The vesting conditions of Executive’s LTIP Grant will be consistent with those applicable to other executive officers of the Company and are expected to vest based on achievement of a combination of specific service-based and performance-based vesting conditions, subject to the approval of the Board.

2. Amendments to Article 4 of the Employment Agreement. Sections 4.1 through 4.3 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

4.1 In General. The Executive’s employment may be terminated by the Company or by the Executive at any time upon sixty (60) days’ prior written notice to the other party; provided, however, that the Board may elect to waive such notice period or any portion thereof, in which case the Company will continue to pay the Base Salary for that portion of the notice period so waived. For clarity, the Company may only terminate the Executive’s employment through a resolution of the Board.

4.2 Termination by the Company for Cause. Notwithstanding the provisions of Section 4.1, the Company may terminate the Executive’s employment immediately for Cause upon written notice to the Executive setting forth in reasonable detail the nature of the Cause. For purposes of this Agreement, “Cause” means the occurrence of any of the following, as determined by the Board in its reasonable judgment: (i) the Executive’s willful and material failure to perform (other than by reason of disability), or substantial misconduct in the performance of, the Executive’s duties and responsibilities for the Company or any of its Affiliates which causes material harm to the Company; (ii) the Executive’s material and demonstrable breach of any provision of Section 3 or any other confidentiality, invention assignment or other restrictive covenant obligation set forth in any written agreement by and between the Executive and the Company or any of its Affiliates;(iii) the Executive’s material and demonstrable breach of any other provision of this Agreement or any other written agreement by and between the Executive and the Company or any of its Affiliates; (iv) the Executive’s willful and material violation of any applicable policy or code of conduct of the Company or any of its Affiliates, which violation causes material reputational or financial harm to the Company; or (v) the Executive’s indictment for, or plea of nolo contendere to, any felony or any crime involving moral turpitude. Notwithstanding anything to the contrary in the foregoing, a circumstance otherwise giving rise to Cause pursuant to the foregoing clause (i), (ii), (iii) or (iv), (X) if capable of cure, will not constitute Cause if cured by the Executive within twenty (20) days following the Company’s notice to the Executive thereof; provided, however, that the Company will not be required to provide any such notice or opportunity to cure with respect to any subsequent substantially similar or related conduct and (Y) for purposes of this definition, no act or failure to act on the part of Executive shall be considered “willful” unless the Board believes in good faith that such action or omission was done, or omitted to be done, by Executive in bad faith or without the reasonable belief that Executive’s action or omission was in the best interest of the Company.

4.3 Resignation by the Executive for Good Reason. Notwithstanding the provisions of Section 4.1, the Executive may terminate the Executive’s employment for Good Reason upon written notice to the Company setting forth in reasonable detail the nature of the circumstances constituting Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the Executive’s consent: (i) a reduction in Base Salary of more than five percent (5%), other than an across-the-board reduction applicable to similarly situated executives of the Company; (ii) a permanent relocation of the Executive’s principal place of business that increases the Executive’s commute by more than twenty (20) miles in a single direction; (iii) Company effects a reduction in Executive’s title as Chief Business Officer or position as leader of functions over which Executive has management oversight and control on behalf of the Company and its Parent, Astra Space, Inc., as of the Amendment Effective Date (collectively, the “Functions”); (iv) Company causes Executive to report to any individual or group, other than the Chief Executive Officer of the Company prior to a Change of Control and the chief executive officer of the Ultimate Parent after a Change of Control, or (v) any material adverse change in Executive’s duties, responsibilities or authority as of the date of this Agreement or the assignment to Executive of duties or responsibilities that are materially inconsistent with Executive’s position as the leader of the Functions, which is not substantially remedied by the Company during the applicable cure period; provided, in each case, that (x) the Executive provides the Company with written notice of the circumstance constituting Good Reason within twenty (20) days following the Executive’s first knowledge thereof, (y) the Company fails to cure such circumstance within twenty (20) days following the receipt of such notice and (z) the Executive actually terminates employment within twenty (20) days following the expiration of such cure period.

3. Amendments to Article 5 of the Employment Agreement. Sections 5.1 through 5.2 of the Employment Agreement are hereby deleted in their entirety and amended and restated as follows:

“5.1 Final Compensation. In the event of termination of the Executive’s employment with the Company, howsoever occurring, the Company will pay the Executive (i) the Base Salary for the final payroll period of the Executive’s employment, through the date the Executive’s employment terminates (the “Termination Date”); (ii) payment of any earned, but unpaid Annual Bonus for the fiscal year preceding the year in which the termination occurs; (iii) compensation at the rate of the Base Salary for any vacation time accrued in accordance with the policies of the Company but not used as of the Termination Date; and (iv) reimbursement, in accordance with Section 2.7 hereof, for business expenses incurred by the Executive but not yet paid to the Executive as of the Termination Date, provided that the Executive submits all expenses and supporting documentation required within sixty (60) days of the Termination Date and that such expenses are reimbursable under Company policies then in effect (all of the foregoing, the “Final Compensation”). Except as otherwise provided in the foregoing clause (iv), the Final Compensation will be paid to the Executive immediately upon termination of employment.

5.2 Severance Payments. In the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, subject to the provisions of Section 5.3, the Company will pay the Executive, in addition to the Final Compensation, severance payments as provided in this Section 5.2 (collectively, the “Severance Payments”).

(a) Termination Other than in Connection with a Change of Control. Except as otherwise provided in Section 5.2(b), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary, plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under the Consolidated Omnibus Budget Reconciliation Act or similar state law (“COBRA”) and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date (as defined below).

(b) Termination in Connection with a Change of Control. Notwithstanding the provisions of Section 5.2(a), in the event such termination occurs within the three (3) months prior to or twelve (12) months following the date of a Change of Control (and in the case of a termination by the Company without Cause that occurs prior to such Change of Control, solely to the extent such termination results from the request of another party to the Change of Control transaction), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under COBRA and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the

Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date.”

4. Amendments to Article 6 of the Employment Agreement.

a. The definitions of “Affiliate,” “Board” and “Change of Control” are deleted in their entirety and amended and restated to read as follows:

“Affiliate” means any Person “controlling,” “controlled by” or “under common control” with the Company, where “control,” in each instance, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management authority or otherwise.

“Board” means the board of directors of the Company’s Parent, Astra Space, Inc., a Delaware corporation, or a committee thereof, and, in the event of a Change of Control, the board of directors of the Ultimate Parent.

“Change of Control” has the meaning ascribed to such term in Astra Space, Inc. 2021 Omnibus Incentive Plan.”

b. New definitions of “Parent,” “Subsidiary” and “Ultimate Parent” are inserted into Article 6 of the Employment Agreement in appropriate alphabetical order to read as follows:

“Parent” means a Person who control another Person, where “controls” has the meaning set forth in the definition of Affiliates herein.

“Subsidiary” means a Person that is controlled by another Person, where “controlled by” has the meaning set forth in the definition of Affiliates herein.

“Ultimate Parent” means, in relation to the Company, a Parent of the Company who is not a Subsidiary of another Person.

5. Continuation of Employment Agreement. Except otherwise amended in this Amendment, the Employment Agreement is hereby ratified in all respects and shall continue in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts (and may be delivered by email or other electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7. Governing Law. This Amendment shall be governed by the laws of the state of California without reference to its conflicts of law principles.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the Amendment Effective Date.

ASTRA SPACE OPERATIONS, INC.
f/k/a Astra Space, Inc.

/s/ Chris Kemp
By:	Chris Kemp
Its:	Chief Executive Officer

/s/ Martin Attiq
MARTIN ATTIQ

[Signature page to First Amendment to Employment Agreement]

Exhibit 10.5

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of September 1, 2021 (the “Effective Date”), by and between Astra Space Operations, Inc. (the “Company”) and Benjamin Lyon (the “Executive”).

WHEREAS, the Executive possesses certain experience and expertise that qualifies the Executive to provide the direction and leadership required by the Company; and

WHEREAS, the Company desires to continue to employ the Executive as Chief Engineer and Executive Vice President of Engineering and Operations of the Company and the Executive wishes to accept such employment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Executive agree as follows:

1.	EMPLOYMENT

1.1 Position. Effective as of the Effective Date, the Executive will continue to be employed by the Company, on a full-time basis, as its Chief Engineer and Executive Vice President of Engineering and Operations, reporting to the Company’s Chief Executive Officer. In addition, for so long as the Executive is employed by the Company, the Executive will serve as a director or officer of one or more of the Company’s Affiliates as may be required from time to time, in each case, without further compensation. Effective immediately upon termination of the Executive’s employment for any reason, the Executive will be deemed to have resigned from all such positions and offices the Executive may then hold at the Company or any of its Affiliates. Should the Company determine that it needs to appoint a Chief Operating Officer, the position of Chief Operating Officer shall first be offered to the Executive.

1.2 Duties. The Executive agrees to perform the duties of the Executive’s position and such other duties as may reasonably be assigned to the Executive from time to time. The Executive also agrees that, while employed by the Company, the Executive will devote the Executive’s full business time and best efforts, business judgment, skill and knowledge to the advancement of the business interests of the Company and its Affiliates and to the discharge of the Executive’s duties and responsibilities for them; provided, that the Executive’s service as a director, trustee or committee member of civic or charitable organizations will not be in violation of the foregoing, in each case, to the extent such service does not interfere with the effective discharge of the Executive’s duties and responsibilities hereunder, create a conflict of interest or violate the Executive’s obligations under Section 3 hereof.

1.3 Compliance with Policy. The Executive agrees that, while employed by the Company, the Executive will comply with all applicable policies, practices and procedures, and codes of ethics or business conduct of the Company or any of its Affiliates, as in effect from time to time.

2.	COMPENSATION AND BENEFITS

During the Executive’s employment hereunder, as compensation for all services performed by the Executive for the Company and its Affiliates, the Company will provide the Executive the following compensation and benefits:

2.1 Base Salary. From and after the Effective Date, the Company will pay the Executive a base salary at the rate of $500,000 per year, payable in accordance with the ordinary payroll practices of the Company and subject to adjustment from time to time by the Board in its discretion (as adjusted from time to time, the “Base Salary”). In no event shall Executive’s Base Salary be less than the annual base salary of any other employee in the Company other than the Chief Executive Officer.

2.2 Employee Benefits. The Executive will be entitled to participate in all employee benefit plans as in effect from time to time for employees of the Company generally, except to the extent such plans are duplicative of benefits otherwise provided to the Executive under this Agreement. The Executive’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as the same may be in effect from time to time, and any other restrictions or limitations imposed by law.

2.3 One-time Sign on Bonus. The Executive acknowledges receipt of a one-time sign on bonus of $250,000, less applicable deductions and withholdings. In the event Executive voluntarily terminates employment with the Company prior to February 22, 2022, Executive agrees to repay the amount of such bonus payment to the Company in full within thirty (30) days following such termination of employment.

2.4 Annual Bonus. The Executive will be eligible to earn an annual bonus (the “Annual Bonus”) for each fiscal year completed during the Executive’s employment hereunder. The actual amount of any Annual Bonus will be determined by the Board in its discretion, based on financial, operational, individual and/or other targets established by the Board. In order to be eligible to receive any Annual Bonus hereunder, the Executive must be employed through the date such Annual Bonus is paid, except as otherwise provided in Section 5.2.

2.5 Restricted Stock Units. Subject to the approval by the Board and the filing of a Form S-8 with the Securities and Exchange Commission, Executive will be granted restricted stock units covering a number of shares representing 0.5% of the fully diluted shares of the Company’s common stock (“RSUs”), subject to the terms and conditions of the Astra Space Inc. 2021 Omnibus Incentive Plan (the “Plan”) and standard form of restricted stock unit agreement (the “RSU Agreement”), which Executive will be required to sign within thirty (30) days after it’s made available to Executive. Executive is advised to consult with Executive’s own tax advisor concerning the tax risks associated with accepting RSUs. The RSUs will vest in accordance with the Company’s standard vesting schedule; provided that 31.25% of the RSUs will vest on the first vesting date following the grant date and 1/16th of the RSUs will vest in quarterly installments thereafter, so as to be 100% vested no later than September 15, 2024 (the “Standard Vesting Schedule”); and (c) if Executive’s continuous service ceases prior to an applicable vesting date in the Standard Vesting Schedule, or if Executive fails to sign the RSU Agreement within the time specified, the unvested RSUs and Executive’s right to acquire any shares subject to such unvested RSUs will immediately terminate.

2.6 Participation in Long-Term Incentive Plan. In addition to being granted RSUs, Executive will be eligible to participate in the Company’s Long-Term Incentive Program (“LTIP-1”). Subject to approval by the Board, Executive will be allocated a portion of the LTIP-1 which will provide Executive with an opportunity to earn up to a number of performance share units representing 1.0% of the fully diluted shares of the Company (“LTIP Grant”). The LTIP Grant will be awarded based on a plan to be developed by the Board. The vesting conditions of Executive’s LTIP Grant will be consistent with those applicable to the Chief Executive Officer of the Company and are expected to vest based on achievement of a combination of specific service-based and performance-based vesting conditions, subject to the Executive’s continued service to the Company and as determined by the Board. For the avoidance of doubt, fully diluted shares of the Company shall be determined by including the impact of any equity award outstanding and the pool of shares reserved for future issuance under the Plan.

2.7 Vacations. The Executive will be eligible to accrue vacation time in accordance with the policies of the Company as in effect from time to time, which vacation time will be in addition to any holidays observed by the Company. Vacation may be taken at such times and intervals as the Executive determines, subject to the business needs of the Company. Vacation otherwise will be subject to the policies of the Company as in effect from time to time.

2.8 Business Expenses. The Company will pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of the Executive’s duties and responsibilities hereunder, subject to any expense reimbursement policies of the Company as in effect from time to time and to such reasonable substantiation and documentation as may be specified by the Company from time to time. The Executive’s right to payment or reimbursement hereunder will be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year will not affect the expenses eligible for payment or reimbursement in any other calendar year; (ii) payment or reimbursement will be made not later than December 31 of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to payment or reimbursement will not be subject to liquidation or exchange for any other benefit.

3.	CONFIDENTIAL INFORMATION AND RESTRICTED ACTIVITIES

3.1 Confidential Information. During the course of the Executive’s employment with the Company, the Executive has learned and will continue to learn of Confidential Information and has developed and will continue to develop Confidential Information on behalf of the Company and its Affiliates. The Executive agrees not to use or disclose to any Person (except as required or permitted by applicable law or for the proper performance of the Executive’s regular duties and responsibilities for the Company) any Confidential Information obtained by the Executive incident to the Executive’s employment or any other association with the Company or any of its Affiliates (including, for the avoidance of doubt, any such information acquired with respect to the Executive’s employment with the Company or its Affiliates prior to the Effective Date). The Executive agrees that this restriction will continue to apply after the Executive’s employment terminates, regardless of the reason for such termination. For the avoidance of doubt,

(i) nothing contained in this Agreement limits, restricts or in any other way affects the Executive’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity; and (ii) the Executive will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed under seal in a lawsuit or other proceeding, provided, however, that notwithstanding this immunity from liability, the Executive may be held liable if the Executive unlawfully accesses or discloses trade secrets by unauthorized means.

3.2 Protection of Documents. All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, will be the sole and exclusive property of the Company. The Executive agrees to safeguard all Documents and to surrender to the Company, at the time the Executive’s employment terminates or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive’s possession or control. The Executive also agrees to disclose to the Company, at the time the Executive’s employment terminates or at such earlier time or times as the Board or its designee may specify, all passwords necessary to obtain access to any Confidential Information or Company information that the Executive has password-protected on any computer equipment, network or system of the Company or any of its Affiliates.

3.3 Assignment of Rights to Intellectual Property. The Executive will promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including, without limitation, the execution and delivery of instruments of further assurance or confirmation and the provision of good faith testimony in person or by declaration or affidavit) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to secure, prosecute and enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company or any of its Affiliates for time spent in complying with these obligations. All copyrightable works that the Executive creates during the Executive’s employment will be considered “work made for hire” and will, upon creation, be owned exclusively by the Company. Notwithstanding anything to the contrary herein, the Executive acknowledges and agrees that the provisions of this Section 3.3 will not apply to any Invention that qualifies fully for exclusion under the provisions of Section 2870 of the California Labor Code, the terms of which are set forth in Exhibit A attached hereto.

3.4 Restricted Activities. The Executive agrees to the following restrictions on the Executive’s activities during and, to the extent applicable, after the Executive’s employment, and further agrees that such restrictions are necessary to protect the goodwill, Confidential Information, trade secrets and other legitimate interests of the Company and its Affiliates:

(a) Non-Competition. While the Executive is employed by the Company, the Executive will not, directly or indirectly, whether as an owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with, undertake any planning to compete with, or assist or encourage any other Person in competing with or undertaking any planning to compete with, the Company or any of its Affiliates. Specifically, but without limiting the foregoing, the Executive agrees not to work for or provide services to, in any capacity, whether with or without compensation, any Person that is engaged in any business anywhere that is competitive with the business of the Company or any of its Affiliates, as conducted or in active planning at any time during the Executive’s employment with the Company.

(b) Non-Solicitation of Business Partners. While the Executive is employed by the Company, the Executive will not, directly or indirectly, and will not assist or encourage any other Person to, (i) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its Affiliates to terminate, diminish or otherwise change in any manner adverse to the Company or any of its Affiliates his, her or its relationship with any of them; or (ii) seek to persuade any such customer, vendor, supplier or business partner, or any prospective customer, vendor, supplier or business partner of the Company or any of its Affiliates, to conduct with anyone else any business or activity that such Person conducts or could conduct with the Company or any of its Affiliates.

(c) Non-Solicitation of Employees and Other Service Providers. While the Executive is employed by the Company, except as required for the proper performance of the Executive’s regular duties and responsibilities hereunder, the Executive will not, directly or indirectly, and will not assist or encourage any other Person to, hire or engage any employee of the Company or any of its Affiliates. While the Executive is employed by the Company, except as required for the proper performance of the Executive’s regular duties and responsibilities hereunder, and during the twelve- (12) month period immediately following termination of the Executive’s employment, regardless of the reason therefor (in the aggregate, the “Non-Solicitation Period”), the Executive will not, directly or indirectly, and will not assist or encourage any other Person to, (i) solicit for hiring or engagement any employee of the Company or any of its Affiliates or seek to persuade any such employee to discontinue employment; or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate, diminish or otherwise change in any manner adverse to the Company or any of its Affiliates his, her or its relationship with any of them. For purposes of this Section 3.4(c), an “employee” or “independent contractor” of the Company or any of its Affiliates is any Person who was such at any time during the twelve- (12) month period immediately preceding the activity restricted by this Section 3.4(c).

(d) Non-Disparagement. Subject to the provisions of Section 3.1, while the Executive is employed by the Company and at all times following termination of the Executive’s employment, regardless of the reason therefor, the Executive will not, directly or indirectly, disparage or criticize the Company or any of its Affiliates, their respective businesses, management, employees, officers, directors, customers, products or services, and the Executive otherwise will not do or say anything that could disrupt the good morale of employees of the Company or any of its Affiliates or harm the interests or reputation of the Company or any of its Affiliates. The Company will not disparage or criticize the Executive in authorized public statements, and will instruct its senior-level executives and members of the Board not to, directly or indirectly, disparage or criticize the Executive to any Person following termination of the Executive’s employment hereunder.

3.5 Enforcement. In signing this Agreement, the Executive gives the Company assurance that the Executive has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on the Executive under this Section 3, that the Executive has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement, and that the Executive has entered into this Agreement knowingly and voluntarily. The Executive agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further agrees that, were the Executive to breach any of the covenants contained in this Section 3, the damage to the Company and its Affiliates would be irreparable. The Executive therefore agrees that the Company, in addition and not in the alternative to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any such covenants, without having to post bond. So that the Company may enjoy the full benefit of the covenants contained in Section 3.4(c), the Executive further agrees that the Non-Solicitation Period will be tolled, and will not run, during the period of any breach by the Executive of the covenants contained therein. In the event that any provision of this Section 3 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. It is also agreed that each of the Company’s Affiliates will have the right to enforce all of the Executive’s obligations to that Affiliate under this Agreement, including, without limitation, pursuant to this Section 3. No claimed breach of this Agreement or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of the Executive’s employment or other relationship with the Company or any of its Affiliates, will operate to excuse the Executive from the performance of the Executive’s obligations under this Section 3.

4.	TERMINATION OF EMPLOYMENT

The Executive’s employment under this Agreement will continue until terminated pursuant to this Section 4.

4.1 In General. The Executive’s employment may be terminated by the Company or by the Executive at any time upon sixty (60) days’ prior written notice to the other party; provided, however, that the Board may elect to waive such notice period or any portion thereof, in which case the Company will continue to pay the Base Salary for that portion of the notice period so waived. For clarity, the Company may only terminate the Executive’s employment through a resolution of the Board.

4.2 Termination by the Company for Cause. Notwithstanding the provisions of Section 4.1, the Company may terminate the Executive’s employment immediately for Cause upon written notice to the Executive setting forth in reasonable detail the nature of the Cause. For purposes of this Agreement, “Cause” means the occurrence of any of the following, as determined by the Board in its reasonable judgment: (i) the Executive’s willful and material failure to perform (other than by reason of disability), or substantial misconduct in the performance of, the Executive’s duties and responsibilities for the Company or any of its Affiliates which causes material harm to the Company; (ii) the Executive’s material and demonstrable breach of any provision of Section 3 or any other confidentiality, invention assignment or other restrictive covenant obligation set forth in any written agreement by and between the Executive and the Company or any of its Affiliates; (iii) the Executive’s material and demonstrable breach of any other provision of this Agreement or any other written agreement by and between the Executive and the Company or any of its Affiliates, including award agreements granted under the Plan or the LTIP-1; (iv) the Executive’s willful and material violation of any applicable policy or code of conduct of the Company or any of its Affiliates, which violation causes material reputational or financial harm to the Company; or (v) the Executive’s indictment for, or plea of nolo contendere to, any felony or any crime involving moral turpitude. Notwithstanding anything to the contrary in the foregoing, a circumstance otherwise giving rise to Cause pursuant to the foregoing clause (i), (ii), (iii) or (iv), (X) if capable of cure, will not constitute Cause if cured by the Executive within twenty (20) days following the Company’s notice to the Executive thereof; provided, however, that the Company will not be required to provide any such notice or opportunity to cure with respect to any subsequent substantially similar or related conduct and (Y) for purposes of this definition, no act or failure to act on the part of Executive shall be considered “willful” unless the Board believes in good faith that such action or omission was done, or omitted to be done, by Executive in bad faith or without the reasonable belief that Executive’s action or omission was in the best interest of the Company.

4.3 Resignation by the Executive for Good Reason. Notwithstanding the provisions of Section 4.1, the Executive may terminate the Executive’s employment for Good Reason upon written notice to the Company setting forth in reasonable detail the nature of the circumstances constituting Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the Executive’s consent: (i) a reduction in Base Salary of more than five percent (5%), other than an across-the-board reduction applicable to similarly situated executives of the Company; (ii) a permanent relocation of the Executive’s principal place of business that increases the Executive’s commute by more than twenty (20) miles in a single direction; (iii) Company effects a reduction in Executive’s title as Chief Engineer and Executive Vice President of Engineering and Operations or position as leader of the functions over which Executive has management oversight and control as of the Effective Date (collectively, the “Functions”); (iv) Company causes Executive to report to any individual or group, other than the Chief Executive Officer of the Company prior to a Change of Control and the chief executive officer of the Ultimate Parent after a Change of Control, or (v) any material adverse change in Executive’s duties, responsibilities or authority as of the date of this Agreement or the assignment to Executive of duties or responsibilities that are materially inconsistent with Executive’s position as the leader of the Functions, which is not substantially remedied by the Company during the applicable cure period; provided, in each case, that (x) the Executive provides the Company with written notice of the circumstance constituting Good Reason within twenty (20) days following the Executive’s first knowledge thereof, (y) the Company fails to cure such circumstance within twenty (20) days following the receipt of such notice and (z) the Executive actually terminates employment within twenty (20) days following the expiration of such cure period.

4.4 Death and Disability. The Executive’s employment will terminate automatically in the event of the Executive’s death during employment. The Company may terminate the Executive’s employment, upon notice to the Executive, in the event that the Executive becomes disabled during the Executive’s employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the Executive’s duties and responsibilities for the Company and its Affiliates (notwithstanding the provision of any reasonable accommodation) for a period of ninety (90) days during any period of three hundred sixty-five (365) consecutive days. If any question arises as to whether the Executive is disabled to the extent that the Executive is unable to perform substantially all of the Executive’s duties and responsibilities hereunder, the Executive will, at the Company’s request, submit to a medical examination by a physician selected by the Company, and to whom the Executive or the Executive’s guardian, if any, has no reasonable objection, to determine whether the Executive is so disabled, and such determination will be conclusive of the issue for purposes of this Agreement. If such a question arises and the Executive fails to submit to the requested medical examination, the Company’s good faith, reasonable determination of the issue will be binding on the Executive.

5.	OTHER MATTERS RELATED TO TERMINATION

5.1 Final Compensation. In the event of termination of the Executive’s employment with the Company, howsoever occurring, the Company will pay the Executive (i) the Base Salary for the final payroll period of the Executive’s employment, through the date the Executive’s employment terminates (the “Termination Date”); (ii) payment of any earned, but unpaid Annual Bonus for the fiscal year preceding the year in which the termination occurs; (iii) compensation at the rate of the Base Salary for any vacation time accrued in accordance with the policies of the Company but not used as of the Termination Date; and (iv) reimbursement, in accordance with Section 2.8 hereof, for business expenses incurred by the Executive but not yet paid to the Executive as of the Termination Date, provided that the Executive submits all expenses and supporting documentation required within sixty (60) days of the Termination Date and that such expenses are reimbursable under Company policies then in effect (all of the foregoing, the “Final Compensation”). Except as otherwise provided in the foregoing clause (iv), the Final Compensation will be paid to the Executive immediately upon termination of employment.

5.2 Severance Payments. In the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, subject to the provisions of Section 5.3, the Company will pay the Executive, in addition to the Final Compensation, severance payments as provided in this Section 5.2 (collectively, the “Severance Payments”).

(a) Termination Other than in Connection with a Change of Control. Except as otherwise provided in Section 5.2(b), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary, plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under the Consolidated Omnibus Budget Reconciliation Act or similar state law (“COBRA”) and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards (including the RSUs and LTIP Grant) under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date (as defined below).

(b) Termination in Connection with a Change of Control. Notwithstanding the provisions of Section 5.2(a), in the event such termination occurs within the three (3) months prior to or twelve (12) months following the date of a Change of Control (and in the case of a termination by the Company without Cause that occurs prior to such Change of Control, solely to the extent such termination results from the request of another party to the Change of Control transaction), the Severance Payments will include (i) payment in an amount equal to (X) twelve (12) months’ Base Salary plus (Y) the target amount of any Annual Bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the Annual Bonus), in both cases payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company over the twelve (12) months following the Termination Date; (ii) if the Executive timely and properly elects to receive benefits under COBRA and the premium subsidy described herein is permissible under applicable law, COBRA premium subsidy payments at the rate of the Company’s normal contribution for active employees at the Executive’s coverage level as in effect immediately prior to the Executive’s termination, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company until the earlier of (A) twelve (12) months following the Termination Date and (B) the first date on which the Executive is no longer eligible for COBRA coverage, otherwise ceases to participate in the Company’s benefit plans or becomes eligible to receive health insurance coverage from another employer; and (iii) notwithstanding anything to the contrary in the Company’s incentive equity plans or any applicable award agreement, the Executive’s equity awards (including the RSUs and LTIP Grant) under such plans that are outstanding and unvested as of the Termination Date will become fully vested effective as of the Release Date.

5.3 Conditions to and Timing of the Severance Payments. Any obligation of the Company to provide the Severance Payments is conditioned on the Executive signing and returning to the Company, without revocation, a timely and effective separation agreement containing a general release of claims and other customary terms in the form provided by the Company to the Executive at the time the Executive’s employment terminates (the “Separation Agreement”), which will contain no additional restrictive covenants beyond those set forth in this Agreement. The Separation Agreement must become effective, if at all, by the sixtieth (60th) calendar day following the Termination Date (the date the Separation Agreement so becomes effective, the “Release Date”). Provided the foregoing conditions are satisfied, the first installment of the Severance Payments will be paid on the Company’s next regular payroll date at least five (5) business days following the Release Date, the amount of which will be retroactive to the Termination Date. Any obligation of the Company to provide or continue the Severance Payments, and the Executive’s right to retain the same, in each case, are expressly conditioned upon the Executive’s continued full performance of the Executive’s obligations under Section 3.

5.4 Benefits Termination. Except for any right the Executive may have under COBRA or other applicable law to continue participation in the Company’s group health and dental plans at the Executive’s own cost, the Executive’s participation in all employee benefit plans will terminate in accordance with the terms of the applicable benefit plans based on the Termination Date, without regard to any continuation of the Base Salary or other payment to the Executive following such termination, and the Executive will not be eligible to earn vacation or other paid time off following such termination.

5.5 Survival. The provisions of this Agreement will survive any termination of employment if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, the Executive’s obligations under Section 3. Upon termination by either the Executive or the Company, all rights, duties and obligations of the Executive and the Company to each other will cease, except as otherwise expressly provided in this Agreement.

6.	CERTAIN DEFINITIONS

For purposes of this Agreement, the following definitions apply:

“Affiliate” means any Person “controlling,” “controlled by” or “under common control” with the Company, where “control,” in each instance, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management authority or otherwise.

“Board” means the board of directors of the Company’s Parent, Astra Space, Inc., a Delaware corporation, or a committee thereof, and, in the event of a Change of Control, the board of directors of the Ultimate Parent.

“Change of Control” has the meaning ascribed to such term in the Plan.

“Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and guidance promulgated thereunder.

“Confidential Information” means any and all information of the Company and its Affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its Affiliates from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain other than through the Executive’s breach of the Executive’s obligations under this Agreement or any other agreement between the Executive and the Company or any of its Affiliates.

“Intellectual Property” means all Inventions conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment that relate either to the business of the Company or any of its Affiliates or to any prospective activity of the Company or any of its Affiliates or that result from any work performed by the Executive for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

“Invention” means any invention, discovery, design, development, improvement, method, process, procedure, plan, project, system, technique, strategy, information, composition, know-how, work, concept or idea, or any modification or derivative of any of the foregoing (whether or not patentable or copyrightable or constituting a trade secret).

“Parent” means a Person who control another Person, where “controls” has the meaning set forth in the definition of Affiliates herein.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any of its Affiliates.

“Subsidiary” means a Person that is controlled by another Person, where “controlled by” has the meaning set forth in the definition of Affiliates herein.

“Ultimate Parent” means, in relation to the Company, a Parent of the Company who is not a Subsidiary of another Person.

7.	NO CONFLICTING AGREEMENTS

The Executive hereby represents and warrants that the signing of this Agreement and the performance of the Executive’s obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or by which the Executive is bound, and that the Executive is not now subject to any covenants against competition or similar covenants or any court order that could affect the performance of the Executive’s obligations hereunder. The Executive agrees that the Executive will not disclose to or use on behalf of the Company any confidential or proprietary information of a third party without that party’s consent.

8.	TIMING OF PAYMENTS AND SECTION 409A

8.1 Separation from Service. For purposes of this Agreement, all references to “termination of employment” and correlative phrases will be construed to require a “separation from service” (as defined in Treasury Regulation § 1.409A-1(h) after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury Regulation § 1.409A-1(i).

8.2 Specified Employee. Notwithstanding anything to the contrary in this Agreement, if at the time the Executive’s employment terminates the Executive is a specified employee, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the Termination Date instead will be paid on the next business day following the expiration of such six- (6) month period or, if earlier, upon the Executive’s death; except (i) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation § 1.409A-1(b) (including, without limitation, by reason of the safe harbor set forth in Treasury Regulation § 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (ii) benefits that qualify as excepted welfare benefits pursuant to Treasury Regulation § 1.409A-1(a)(5); or (iii) other amounts or benefits that are not subject to the requirements of Section 409A of the Code (“Section 409A”).

8.3 Separate Payments. Each payment made under this Agreement will be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

8.4 Change of Control. Notwithstanding anything to the contrary in this Agreement, with respect to any payment hereunder that constitutes nonqualified deferred compensation within the meaning of Section 409A and that is payable upon a change of control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change of control constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

8.5 Limitation of Liability. This Agreement and the payments and benefits hereunder are intended to comply with, or be exempt from, the requirements of Section 409A, and the provisions of this Agreement will be interpreted and administered accordingly. Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit hereunder to comply with, or be exempt from, such requirements.

9.	SECTION 280G

Notwithstanding anything to the contrary in this Agreement or in any other agreement between the Executive and the Company or any of its Affiliates, in the event the Executive becomes or is deemed to become entitled to payments or benefits in connection with a Change of Control, the termination of the Executive’s employment with the Company or otherwise, whether pursuant to the terms of this Agreement or otherwise (in the aggregate, the “280G Payments”), that, in the aggregate, are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code (“Section 280G”) and, but for the application of this Section 9, would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, solely to the extent such reduction would result in a more favorable after-tax outcome for the Executive, the amount of the 280G Payments will be reduced to the minimum extent necessary to ensure that no portion of the 280G Payments is subject to the Excise Tax. To the extent any payments are required to be so reduced, the payments due to the Executive will be reduced in the following order, unless otherwise agreed and such agreement is in compliance with Section 409A: (i) payments that are payable in cash, with amounts that are payable last reduced first; (ii) payments due in respect of any equity or equity derivatives included at their full value under Section 280G (rather than their accelerated value); (iii) payments due in respect of any equity or equity derivatives included at their accelerated value under Section 280G, with the highest values reduced first (as such values are determined in accordance with Treasury Regulation § 1.280G-1, Q/A-24); and (iv) all other non-cash benefits. All determinations pursuant to this Section 9 will be made by the Company in good faith and will be conclusive and binding on the Executive for all purposes.

10.	MISCELLANEOUS

10.1 Notices. Any notices provided for in this Agreement will be in writing and will be effective when delivered in person or sent by the United States mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service, and addressed to the Executive at the Executive’s last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.

10.2 Withholding. All payments made by the Company under this Agreement will be reduced by any tax or other amounts required to be withheld by the Company, or any of its Affiliates, to the extent required by applicable law.

10.3 Assignment. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the Executive’s consent to one of its Affiliates or to any Person with whom the Company hereafter effects a reorganization, consolidation or merger, or to whom the Company hereafter transfers all or substantially all of its properties or assets. This Agreement will inure to the benefit of and be binding upon the Executive and the Company and each of their respective successors, executors, administrators, heirs and permitted assigns.

10.4 Severability. If any portion or provision of this Agreement is declared illegal or unenforceable to any extent by a court of competent jurisdiction, to any extent, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

10.5 Other Matters. This Agreement sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof, supersedes that certain offer letter between the Company and Executive, dated February, 2021 (the “Offer Letter”), and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, relating to the same; provided, that nothing in this agreement will replace or supersede any confidentiality or restrictive covenant provisions, as provided in the Offer Letter, or otherwise, which shall operate in parallel with the restrictive covenants contained herein. This Agreement may not be modified or amended, and no breach will be deemed to be waived, unless agreed to in writing by the Executive and an expressly authorized representative of the Board. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision herein. This Agreement may be executed in counterparts (and may be delivered by email or other electronic means), each of which will be an original and all of which together will constitute one and the same instrument. This is a California contract and will be governed by and construed in accordance with the laws of the State of California, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. The Executive and the Company agree to submit to the exclusive jurisdiction of the courts of or in the State of California in connection with any dispute arising out of or otherwise related to this Agreement or the Executive’s employment with the Company, in whole or in part, and agree that any such dispute will be brought and maintained solely in such courts.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ASTRA SPACE OPERATIONS, INC.

/s/ Chris Kemp
By:	Chris Kemp
Its:	Chief Executive Officer

/s/ Benjamin Lyon
BENJAMIN LYON

[Signature Page to Employment Agreement]

EXHIBIT A

INVENTION ASSIGNMENT NOTICE

Notwithstanding anything to the contrary therein, the provisions of Section 3.3 of the Employment Agreement to which this Invention Assignment Notice is attached will not apply to any invention that qualifies fully for exclusion under the provisions of Section 2870 of the California Labor Code. Following is the text of California Labor Code Section 2870:

CALIFORNIA LABOR CODE SECTION 2870

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.